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                                                                  (203) 661-1100

NEWS FROM                    UST                    100 WEST PUTNAM AVENUE
                                                    GREENWICH, CONNECTICUT 06830
          FOR IMMEDIATE RELEASE

                  FOR FURTHER INFORMATION CONTACT:  Jonathan P. Atwood
                                                    (203) 622-3549




GREENWICH, CONN., May 27, 1999 - UST Inc. announces that it completed its first debt offering in the amount of $240 million through the issuance of senior 10-year notes. The securities were sold to qualified institutional buyers and investors. The net proceeds from the sale of the notes will be used to repay existing debt and for general corporate purposes, including the Company's stock repurchase program and dividend payments.

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UST, THROUGH ITS SUBSIDIARIES, IS A LEADING PRODUCER AND MARKETER OF MOIST
SMOKELESS TOBACCO PRODUCTS INCLUDING COPENHAGEN, COPENHAGEN LONG CUT, SKOAL, SKOAL LONG CUT, SKOAL BANDITS, ROOSTER AND RED SEAL. OTHER CONSUMER PRODUCTS MARKETED BY UST SUBSIDIARIES INCLUDE PREMIUM WINES SOLD NATIONALLY THROUGH THE CHATEAU STE. MICHELLE, COLUMBIA CREST AND VILLA MT. EDEN WINERIES AS WELL AS SPARKLING WINE PRODUCED UNDER THE DOMAINE STE. MICHELLE LABEL AND PREMIUM CIGARS INCLUDING DON TOMAS, DON TOMAS SPECIAL EDITION, ASTRAL AND HABANO PRIMERO.